UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2010

UNITED MARITIME GROUP, LLC
 (Exact name of registrant as specified in its charter)

Florida	333-165796	59-2147756
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 S. Harbour Island Blvd., Suite 230 Tampa, FL	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 209-4200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which was filed with the Securities and Exchange Commission on August 16, 2010, on August 9, 2010, United Ocean Services, LLC (“UOS”), a wholly-owned subsidiary of United Maritime Group, LLC (the “Company”), received a letter from The Mosaic Company (“Mosaic”) claiming that, as a result of the preliminary injunction affecting Mosaic’s South Fort Meade phosphate mine, a “force majeure” event had occurred under UOS’ contract with Mosaic (the “Mosaic Agreement”).

On September 3, 2010, UOS received a letter from Mosaic informing UOS that, effective as of the date of such letter and due to the alleged occurrence of a “force majeure” event under the terms of the Mosaic Agreement, Mosaic was substantially reducing the amount of phosphate rock shipped using UOS’ vessels. The letter from Mosaic indicated that, barring judicial relief in respect of the preliminary injunction, Mosaic had reasonable belief that this reduced shipment schedule would be required for at least the September 2010 through November 2010 period, but that the period could be subject to reduction or extension. The Company has advised Mosaic that it does not believe that the issuance of the preliminary injunction affecting Mosaic’s South Fort Meade phosphate mine constitutes “force majeure” circumstances within the meaning of the Mosaic Agreement. The Company is currently evaluating its options with respect to the foregoing, and intends to continue to monitor Mosaic’s ongoing litigation relating to its South Fort Meade phosphate mine in formulating the appropriate course of action.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, the outcome of Mosaic’s ongoing litigation relating to the South Fort Meade phosphate mine, the effect of the outcome of the litigation on the Company’s business and operations, and whether the Company’s position that the issuance of the preliminary injunction relating to the South Fort Meade phosphate mine does not constitute “force majeure” circumstances under the terms of the Mosaic Agreement will prove to be correct. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements contained in this Current Report on Form 8-K, including in respect of developments with respect to the matters described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MARITIME GROUP, LLC

By:	/s/ Jason Grant
Name:	Jason Grant
Title:	Chief Financial Officer

Date: September 13, 2010